UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 9, 2017

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.

(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

(602) 269-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

As previously announced, on April 9, 2017, Knight Transportation, Inc., an Arizona Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Swift Transportation Company, a Delaware corporation (“Swift”), and Bishop Merger Sub, Inc., an Arizona corporation and direct wholly owned subsidiary of Swift (“Merger Sub”).

Transaction Structure

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. Immediately prior to the effective time of the Merger (the “Effective Time”) the certificate of incorporation of Swift will be amended and restated (the “Amended Swift Charter”) to reflect, among other things, (i) Swift’s corporate name will change to “Knight-Swift Transportation Holdings Inc.”, (ii) each issued and outstanding share of Class B common stock, par value $0.01 per share, of Swift (the “Swift Class B Common Stock”) will be converted (the “Class B Conversion”) into one share of Class A common stock, par value $.01 per share, of Swift (the “Swift Common Stock”) and (iii) immediately thereafter, each issued and outstanding share of Swift Common Stock (including each share of Swift Common Stock into which the shares of Swift Class B Common Stock was converted pursuant to the Class B Conversion) will, by means of a reverse stock split (the “Reverse Split”), be consolidated into 0.720 of a share of Swift Common Stock (the “Swift Share Consolidation Ratio”).

At the Effective Time, by virtue of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company or owned or held, directly or indirectly, by Swift or any wholly owned subsidiary of the Company or Swift, in each case not held in a fiduciary capacity on behalf of a third-party) will be converted into the right to receive one share of Swift Common Stock, upon the terms and subject to the conditions set forth in the Merger Agreement.

At the Effective Time, pursuant to the Merger Agreement, each stock option, restricted stock award, restricted stock unit and performance stock unit granted under an equity plan of the Company, whether vested or unvested (collectively, the “Company Equity Awards”), that is outstanding immediately prior to the Effective Time, will be assumed by Swift and will be automatically converted into a corresponding equity-based award in Swift (each a “New Swift Equity Award”) with the right to hold or acquire shares of Swift Common Stock equal to the number of shares of Company Common Stock previously underlying such Company Equity Award. Each New Swift Equity Award will be subject to the same terms and conditions as the corresponding Company Equity Award. At the effective time, pursuant to the Merger Agreement, Swift will assume all rights and obligations in respect of each equity-based plan of the Company.

By virtue of the Reverse Split and at the effective time of such Reverse Split (the “Reverse Split Time”), each stock option, restricted stock award, restricted stock unit and performance stock unit granted under an equity-based plan of Swift, whether vested or unvested (collectively, the “Swift Equity Awards”) that is outstanding immediately prior to the Reverse Split Time and that will not by its terms vest as of the Effective Date, will be adjusted such that the number of shares of Swift Common Stock underlying such Swift Equity Awards is consolidated by the Swift Share Consolidation Ratio. As of the Effective Time, each Swift Equity Award outstanding immediately prior to the Reverse Split Time that vests by its terms as of the Effective Time or that is otherwise vested, will entitle such holder to hold or receive Swift Common Stock as adjusted by the Swift Share Consolidation Ratio (without giving effect to the Reverse Split). Each Swift Equity Award will otherwise have the same terms and conditions as applied to the corresponding award as of immediately prior to the Effective Time.

Governance

Following the consummation of the Merger, the board of directors of the combined company (“Knight-Swift”) will consist of (i) all of the members of the Company’s board of directors immediately prior to the Effective Time and (ii) four individuals currently serving as members of Swift’s board of directors, who will be Jerry Moyes, Glenn Brown, Richard Dozer and David Vander Ploeg. Kevin P. Knight, the current Executive Chairman of the Company and David A Jackson, the current President and Chief Executive Officer of the Company, will become the Executive Chairman of Knight-Swift and the Chief Executive Officer of Knight-Swift, respectively.

Conditions to the Merger

The consummation of the Merger and the filing of the Amended Swift Charter are subject to the satisfaction or waiver of certain closing conditions, including, (i) the approval of the Company stockholders and the Swift stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (and the Federal Economic Competition Law of Mexico, if required), (iii) the effectiveness of a registration statement on Form S-4 registering the Swift Common Stock to be issued in the Merger, (iv) the approval of the shares of Swift Common Stock to be issued in the Merger for listing on the New York Stock Exchange, (v) the absence of any temporary restraining order, injunction or other judgment, order or decree issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the Merger, (vi) the receipt of certain tax opinions by the Company and Swift, (vii) the accuracy of certain representations and warranties of the Company and of Swift contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement, and (viii) other conditions specified in the Merger Agreement.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary mutual pre-closing covenants, including the obligation of the Company and Swift to conduct their respective businesses in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, each of the Company and Swift will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to certain exceptions.

The Merger Agreement also provides for certain customary termination rights for both Swift and the Company. Upon termination of the Merger Agreement under certain specified circumstances, Swift may be required to pay the Company a termination fee of $89,100,000 and the Company may be required to pay Swift a termination fee of $75,300,000. If the Merger Agreement is terminated because the required Company stockholder vote is not obtained, the Company will be required to reimburse Swift for expenses incurred in connection with the Merger Agreement, in an amount not to exceed $10,000,000. If the Merger Agreement is terminated because the required Swift stockholder vote is not obtained, Swift will be required to reimburse the Company for expenses incurred in connection with the Merger Agreement, in an amount not to exceed $10,000,000.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before January 18, 2018, subject to certain exceptions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Swift or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Swift and the Company made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Swift and the Company in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among Swift and the Company rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company or Swift.

Support Agreements

In connection with entering into the Merger Agreement, Jerry Moyes and affiliates of Jerry Moyes (the “Moyes Supporting Stockholders”) who collectively hold 56% of the voting power of the outstanding capital stock of Swift, entered into a voting and support agreement with the Company (the “Swift Support Agreement”). The Swift Support Agreement requires that the Moyes Supporting Stockholders vote their Swift Class B Common Stock and Swift Common Stock to approve the Merger and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, including voting any shares such parties then hold against an alternative acquisition proposal. The Swift Support Agreement and the obligations thereunder terminate upon a termination of the Merger Agreement, including in the event the board of directors of Swift elects to terminate the Merger Agreement to pursue an unsolicited superior proposal or the board of directors of Swift elects to change its recommendation in respect of the Merger and the Company elects to terminate. The Swift Support Agreement and the obligations thereunder may also terminate if the Company does not obtain Jerry Moyes’ written consent prior to certain specified amendments to the Gary Knight Support Agreement (as defined below), the Kevin Knight Support Agreement (as defined below), and the Merger Agreement or Exhibits thereto. Upon termination of the Merger Agreement and Swift Support Agreement under certain specified circumstances, Jerry Moyes may be required to pay the Company a termination fee of $25,000,000

The foregoing summary of the Swift Support Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Swift Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events

Support Agreements

In connection with entering into the Merger Agreement, Gary Knight and affiliates of Gary Knight (the “Gary Knight Supporting Stockholders”) who collectively hold approximately 6% of the issued and outstanding Company Common Stock, entered into a voting and support agreement with Swift (the “Gary Knight Support Agreement”). The Gary Knight Support Agreement requires that the Gary Knight Supporting Stockholders vote their Company Common Stock to approve the Merger and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, including voting any shares such parties then hold against an alternative acquisition proposal. The Gary Knight Support Agreement and the obligations thereunder terminate upon a termination of the Merger Agreement, including in the event the board of directors of the Company elects to terminate the Merger Agreement to pursue an unsolicited superior proposal or the board of directors of the Company elects to change its recommendation in respect of the Merger and Swift elects to terminate.

In connection with entering into the Merger Agreement, Kevin Knight and affiliates of Kevin Knight (the “Kevin Knight Supporting Stockholders”) who collectively hold approximately 3.5% of the issued and outstanding Company Common Stock, entered into a voting and support agreement with Swift (the “Kevin Knight Support Agreement”). The Kevin Knight Support Agreement requires that the Kevin Knight Supporting Stockholders vote their Company Common Stock to approve the Merger and take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, including voting any shares such parties then hold against an alternative acquisition proposal. The Kevin Knight Support Agreement and the obligations thereunder terminate upon a termination of the Merger Agreement, including in the event the board of directors of the Company elects to terminate the Merger Agreement to pursue an unsolicited superior proposal or the board of directors of the Company elects to change its recommendation in respect of the Merger and Swift elects to terminate.

The foregoing summary of the Gary Knight Support Agreement and Kevin Knight Support Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Gary Knight Support Agreement and the Kevin Knight Support Agreement, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Stockholders Agreements

Concurrently with the execution and delivery of the Merger Agreement, Swift entered into stockholders agreements with the Gary Knight Supporting Stockholders (the “Gary Knight Stockholders Agreement”), the Kevin Knight Supporting Stockholders (the “Kevin Knight Stockholders Agreement”) and the Moyes Supporting Stockholders (the “Moyes Stockholders Agreement”), which shall become effective after the Effective Time.

Under the Moyes Stockholders Agreement, Jerry Moyes, or a successor appointed by the Moyes Supporting Stockholders, has the right to designate up to two (2) nominees to the board of directors of Knight-Swift. If the Moyes Supporting Stockholders’ collective voting power falls below 12.5% of the outstanding capital stock of Knight-Swift, then the number of directors that Jerry Moyes, or a successor appointed by the Moyes Supporting Stockholders, may designate is reduced to one (1). To the extent the Moyes Supporting Stockholders have voting power over more than 12.5% of Knight-Swift’s outstanding capital stock, the Moyes Supporting Stockholders have agreed to vote such excess as directed by a committee initially consisting of Jerry Moyes, Kevin Knight and Gary Knight, with each committee member entitled to appoint his respective successor, subject to the approval of certain directors of Knight-Swift.

Under the Moyes Stockholders Agreement, the Moyes Supporting Stockholders are subject to certain standstill provisions providing that they will not, among other things, (i) increase the percentage of Knight-Swift’s stock beneficially owned by them, collectively, by more than two (2) percentage points above their ownership level as of the Effective Time, (ii) effect or seek any merger, takeover, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with or involving Knight-Swift or any of its subsidiaries, (iii) make, or in any way participate in, any solicitation of proxies to vote any shares or to take shareholder action by written consent, (iv) commence litigation against Knight-Swift or any of its subsidiaries (other than with respect to contracts and director and officer indemnification rights), or (v) publicly disparage Knight-Swift. The standstill provisions are subject to certain exceptions, including certain amendments and refinancings of the Moyes Supporting Stockholders’ current pledging and hedging arrangements. The board designation rights and standstill provisions cease if the Moyes Supporting Stockholders’ beneficial ownership falls below 5% of the outstanding shares of capital stock of Knight-Swift.

The foregoing summary of the Moyes Stockholders Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Moyes Stockholders Agreement, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Under the Gary Knight Stockholders Agreement and Kevin Knight Stockholders Agreement, the Gary Knight Supporting Stockholders and the Kevin Knight Supporting Stockholders are subject to certain standstill provisions providing that they will not, among other things, (i) acquire more than 15% of the voting power of Knight-Swift, (ii) effect or seek any merger, takeover, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction with or involving Knight-Swift or any of its subsidiaries, (iii), make, or in any way participate in, any solicitation of proxies to vote any shares or to take shareholder action by written consent, (iv) commence litigation against Knight-Swift or any of its subsidiaries (other than with respect to contracts and director and officer indemnification rights), or (v) publicly disparage Knight-Swift. These standstill provisions are subject to certain exceptions and cease if the Gary Knight Supporting Stockholders’ or Kevin Knight Supporting Stockholders’ beneficial ownership falls below 5% of the outstanding shares of capital stock of Knight-Swift.

The foregoing summary of the Gary Knight Stockholders Agreement and the Kevin Knight Stockholders Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Gary Knight Stockholders Agreement and Kevin Knight Stockholders Agreement, which are attached hereto as Exhibits 99.4 and 99.5 and are incorporated herein by reference.

Moyes Letter Agreement

On April 9, 2017, Swift and Jerry Moyes entered into a letter agreement (the “Moyes Letter Agreement”), which will become effective as of the Effective Time and at that time will amend and restate the letter agreement Swift entered into with Mr. Moyes on September 8, 2016 (the “Prior Agreement”). Commencing at the Effective Time through December 31, 2019 (the “Term”), which may be extended for one-year periods thereafter upon mutual agreement of the parties, Mr. Moyes will serve in the non-executive consulting role of Senior Advisor to the Executive Chairman and the Vice Chairman of Knight-Swift. In accordance with the Prior Agreement, Mr. Moyes will continue to receive compensation of $200,000 per month during the Term, will continue to vest in 94,418 outstanding stock options (with exercise prices of $23,30 and $24.84) and will continue to vest in outstanding performance equity awards, as if his employment continued on the date of the Prior Agreement. The Moyes Letter Agreement also includes customary release, confidentiality, non-competition and non-solicitation provisions.

The foregoing summary of the Moyes Letter Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Moyes Letter Agreement, which is attached hereto as Exhibit 99.6 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

2.1*	Agreement and Plan of Merger, dated as of April 9, 2017, by and among Swift Transportation Company, Bishop Merger Sub, Inc. and Knight Transportation, Inc.

10.1	Support Agreement, dated as of April 9, 2017, by and among Knight Transportation, Inc. Jerry Moyes, Vickie Moyes, Jerry and Vicky Moyes Family Trust Dated 12/11/87, Michael Moyes and LynDee Moyes Nester.

99.1	Support Agreement, dated as of April 9, 2017, by and among Swift Transportation Company, Gary J. Knight and The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended.

99.2	Support Agreement, dated as of April 9, 2017, by and among Swift Transportation Company, Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended.

99.3	Stockholders Agreement, dated as of April 9, 2017 by and among Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.), Jerry Moyes, Vickie Moyes, Jerry and Vickie Moyes Family Trust Dated 12/11/87, an Arizona grantor trust, LynDee Moyes Nester, Michael Moyes, and the Persons that may join from time to time.

99.4	Stockholders Agreement, dated as of April 9, 2017, by and among Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.), Gary J. Knight, The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended, and the Persons that may join from time to time.

99.5

Stockholders Agreement, dated as of April 9, 2017, by and among Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.), Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended, and the Persons that may join from time to time.

99.6	Letter Agreement, dated as of April 9, 2017, between Swift Transportation Company and Jerry Moyes.

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company and Swift will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and Swift and that also will constitute a prospectus for the shares being issued to the Company shareholders in the proposed transaction. The Company and Swift also may file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which the Company or Swift may file with the SEC. INVESTORS AND SECURITY HOLDERS OF KNIGHT AND SWIFT ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company and Swift through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of the Company or Swift at the following:

Knight Transportation, Inc.

2002 North 19th Avenue

Phoenix, AZ 85027

Attention: Investor Relations

+1 (602) 606-6315

Swift Transportation, Company

2200 South 75th Avenue

Phoenix, AZ 85043

Attention: Investor Relations

+1 (602) 269-9700

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that Swift may file with the SEC in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended

Participants in the Solicitation

The Company, Swift, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company's directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Form 10-K for the year ended December 31, 2016 and its annual meeting proxy statement filed on March 31, 2017, which are on file with the SEC. Information regarding Swift’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Swift’s Form 10-K for the year ended December 31, 2016 and its annual meeting proxy statement filed on April 22, 2016, which are filed with the SEC. A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of the Company and Swift to operate the business successfully and to achieve anticipated synergies, (iii) potential litigation relating to the proposed transaction that could be instituted against the Company, Swift or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm the Company's or Swift's business, including current plans and operations, (v) the ability of the Company and Swift to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vii) uncertainty as to the long-term value of the combined company's common stock, (viii) continued availability of capital and financing and rating agency actions, (ix) legislative, regulatory and economic developments, and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Knight-Swift financial condition, results of operations, credit rating or liquidity. Neither the Company nor Swift assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, and any such obligation is specifically disclaimed, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: April 13, 2017	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of April 9, 2017, by and among Swift Transportation Company, Bishop Merger Sub, Inc. and Knight Transportation, Inc.

10.1	Support Agreement, dated as of April 9, 2017, by and among Knight Transportation, Inc. Jerry Moyes, Vickie Moyes, Jerry and Vicky Moyes Family Trust Dated 12/11/87, Michael Moyes and LynDee Moyes Nester.

99.1	Support Agreement, dated as of April 9, 2017, by and among Swift Transportation Company, Gary J. Knight and The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended.

99.2	Support Agreement, dated as of April 9, 2017, by and among Swift Transportation Company, Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended.

99.3	Stockholders Agreement, dated as of April 9, 2017 among Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.), Jerry Moyes, Vickie Moyes, Jerry and Vickie Moyes Family Trust Dated 12/11/87, an Arizona grantor trust, LynDee Moyes Nester, Michael Moyes, and the Persons that may join from time to time.

99.4	Stockholders Agreement, dated as of April 9, 2017, among Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.), Gary J. Knight, The Gary J. Knight Revocable Living Trust dated May 19, 1993, as amended, and the Persons that may join from time to time.

99.5

Stockholders Agreement, dated as of April 9, 2017, among Swift Transportation Company (to be renamed Knight-Swift Transportation Holdings Inc.), Kevin P. Knight and The Kevin and Sydney Knight Revocable Living Trust dated March 25, 1994, as amended, and the Persons that may join from time to time.

99.6	Letter Agreement, dated as of April 9, 2017, between Swift Transportation Company and Jerry Moyes.